UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

PACTIV EVERGREEN INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39528	88-0927268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. Field Court
Lake Forest, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 482-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2024, Pactiv Evergreen Inc. (the “Company”), Pactiv Evergreen Group Holdings Inc. (“PEGHI”), Pactiv LLC (“Pactiv”), Evergreen Packaging LLC (together with PEGHI and Pactiv, the “Borrowers”), certain other subsidiaries of the Company, Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as term loan facility administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), as revolving credit facility administrative agent, and the lenders party thereto, entered into the Specified Refinancing Amendment and Administrative Agency Transfer Agreement (Amendment No. 18), dated as of May 28, 2024 (“Amendment No. 18”), to the Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016 (as amended and supplemented from time to time, the “Credit Agreement”).

Amendment No. 18 provided for a new tranche of term loans denominated tranche B-4 U.S. term loans (the “B-4 Term Loans”), drawn in a single draw in an aggregate principal amount equal to $1,330 million by the Borrowers on May 28, 2024. The Borrowers used the proceeds of the B-4 Term Loans, together with the proceeds of revolving loans borrowed on the same date, to prepay in full the Company’s then outstanding tranche B-2 U.S. term loans and tranche B-3 U.S. term loans (collectively, the “Existing Term Loans”). The B-4 Term Loans will mature on September 24, 2028. Unlike the Existing Term Loans, the B-4 Term Loans do not provide for a credit spread adjustment, and the B-4 Term Loans will bear interest at a rate per annum equal to (i) in the case of SOFR borrowings, Term SOFR plus 2.50% and (ii) in the case of ABR borrowings, the Alternate Base Rate plus 1.50%. Amendment No. 18 also transferred all remaining administrative agent responsibilities from Credit Suisse to Wells Fargo.

The foregoing summary of Amendment No. 18 is qualified in its entirety by reference to the complete terms and provisions of Amendment No. 18, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 29, 2024, the Company issued a press release announcing the execution of Amendment No. 18. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Specified Refinancing Amendment and Administrative Agency Transfer Agreement (Amendment No. 18), dated as of May 28, 2024, by and among Pactiv Evergreen Group Holdings Inc., Pactiv LLC, Evergreen Packaging LLC, the Registrant, the guarantors from time to time party thereto, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as term loan facility administrative agent, and Wells Fargo Bank, National Association, as revolving credit facility administrative agent.

10.2

Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016, as conformed to reflect amendments through Amendment No. 18, dated May 28, 2024, by and among Pactiv Evergreen Group Holdings Inc., Pactiv LLC, Evergreen Packaging LLC, the Registrant, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release issued by Pactiv Evergreen Inc., dated May 29, 2024.
EX 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2024

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer and Secretary